Exhibit 99.1

Grid Dynamics Reports Third Quarter 2020 Financial Results;

Revenue of $26.3 million, up 18% sequentially; GAAP Net Income/(Loss) of ($1.1) million or (4%) of revenue, and Adjusted EBITDA of $4.2 million or 16% of revenue

San Ramon Calif. – November 5th, 2020 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the third quarter ended September 30, 2020.

“We are very pleased with the company’s third quarter results. We delivered $26.3 million of revenue in the third quarter, a sequential growth of 18% over the second quarter and one of the highest in the company’s history. Our non-retail industry verticals, which represented 77% of revenue in the third quarter, grew 10% on a sequential basis and 47% on a year-over-year basis. At 48% of our third quarter revenue, the Technology vertical grew 45% year-over-year and represented the company’s largest industry vertical. In addition, while we posted a GAAP Net Loss of $(1.1) million or (4%) of revenue, we generated positive Adjusted EBITDA of $4.2 million, or 16% of revenue in Q3, up from a GAAP Net Loss of $(2.2) million or (10%) of revenue, and Adjusted EBITDA of $1.2 million, or 5% of revenue in the second quarter.

In the third quarter we witnessed strong pickup in customer activity across the board as digital transformation initiatives took center stage. In each of the three months of the third quarter our revenues grew sequentially, with September being the fourth consecutive month of growth. More importantly, in October we saw the same upward trend, leading us to be confident in Q4 outlook and momentum toward recovery to pre-COVID levels and beyond. Furthermore, as we exit 2020, we anticipate our revenue run rate to approach the level we had at the end of 2019 with strong contributions from our top clients. Our customers demand Grid Dynamics expertise in data science, Big Data and AI as they focus on improving efficiencies across their sales lifecycle and operations by leveraging data-driven solutions,” said Leonard Livschitz, CEO.

Third Quarter 2020 Financial Highlights

●	Total revenue was $26.3 million, an increase of 18% sequentially and a decrease of 16% year-over-year.

●	GAAP gross profit was $11.2 million or 42% of revenue, compared to GAAP gross profit of $13.8 million or 44% of revenue in the third quarter of 2019. Non-GAAP gross profit was $11.2 million or 43% of revenue, compared to non-GAAP gross profit of $14.1 million or 45% of revenue in the third quarter of 2019.

●	GAAP Net Loss attributable to common stockholders was $(1.1) million, or $(0.02) per diluted share, based on 49.7 million weighted-average common shares outstanding, compared to GAAP Net Income attributable to common stockholders of $4.5 million, or $0.2 per diluted share, based on 22.7 million weighted-average common shares outstanding in the third quarter of 2019. Non-GAAP Net Income was $2.5 million, or $0.05 per diluted share, based on 49.7 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $5.1 million, or $0.23 per diluted share, based on 22.7 million weighted-average common shares outstanding in the third quarter of 2019.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and stock-based compensation), a non-GAAP metric, was $4.2 million, compared with Adjusted EBITDA of $7.0 million in the third quarter of 2019.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for discussion of our non-GAAP measures.

Balance Sheet and Other Metrics

●	Cash, cash equivalents, and short-term investments totaled $126.5 million as of September 30, 2020, compared to $42.2 million as of December 31, 2019. The increase was primarily due to the merger between ChaSerg Technology Acquisition Corp. and Grid Dynamics completed on March 5, 2020.

●	Total headcount was 1,204 as of September 30, 2020, compared with 1,350 employees as of September 30, 2019.

Financial Outlook

The company expects revenue in the fourth quarter 2020 to be in the range of $27.7 million to $28.7 million.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, November 5, 2020 to discuss its third quarter 2020 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/), or by dialing +1 (800) 937-4791 or +1 (212) 231-2937 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 21970605. The replay will start on November 5, 2020, 7:30 p.m. ET and will be available until November 19, 2020 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency with technology accelerators, agile delivery culture, and global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, Central and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (v) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xi) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; and (xii) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed August 6, 2020 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Contact:

investorrelations@griddynamics.com

Schedule 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$26,332	$31,422	$81,157	$86,325
Cost of revenue	15,178	17,626	51,799	50,754
Gross profit	11,154	13,796	29,358	35,571

Operating expenses
Engineering, research, and development	2,076	1,083	7,193	3,284
Sales and marketing	2,245	1,764	7,451	5,262
General and administrative	8,504	5,364	26,606	15,545
Total operating expenses	12,825	8,211	41,250	24,091

Income/(loss) from operations	(1,671)	5,585	(11,892)	11,480
Other income/(expenses), net	455	(89)	419	(172)

Income/(loss) before income taxes	(1,216)	5,496	(11,473)	11,308
Provision/(benefit) for income taxes	(99)	1,043	(3,594)	2,608
Net income/(loss) and comprehensive income/(loss)	$(1,117)	$4,453	$(7,879)	$8,700

Earnings/(loss) per shares
Basic	$(0.02)	$0.20	$(0.18)	$0.40
Diluted	$(0.02)	$0.20	$(0.18)	$0.40

Weighted average shares outstanding
Basic	49,651	21,644	43,074	20,941
Diluted	49,651	22,692	43,074	21,505

Schedule 2: CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	As of
	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$126,526	$42,189
Accounts receivable, net of allowance of $418, and $20 as of September 30, 2020 and December 31, 2019	15,634	13,893
Unbilled receivables	2,063	5,036
Prepaid income taxes	1,130	308
Deferred transaction costs	-	1,878
Prepaid expenses and other current assets	2,486	2,711
Total current assets	147,839	66,015

Property and equipment, net	3,969	4,024
Intangible assets, net	-	18
Deferred income taxes	5,993	1,474
Total assets	$157,801	$71,531

Liabilities and equity
Current liabilities
Accounts payable	$518	$768
Accrued liabilities	612	1,188
Accrued compensation and benefits	5,685	5,337
Accrued income taxes	979	869
Other current liabilities	2	138
Total liabilities	7,796	8,300

Commitments and contingencies
Convertible preferred stock, no par value, 0 and 1,047,942 shares authorized and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	9,187

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 50,859,760 and 21,644,392 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	5	2
Additional paid-in capital	122,487	18,650
Retained earnings	27,513	35,392
Total stockholders’ equity	150,005	54,044
Total liabilities, convertible preferred stock, and stockholders’ equity	$157,801	$71,531

Schedule 3: RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited)

(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$26,332	$31,422	$81,157	$86,325
Cost of revenue	15,178	17,626	51,799	50,754
GAAP Gross Margin	$11,154	$13,796	$29,358	$35,571
Retention bonus expense	-	230	1,072	670
Stock-based compensation expense	66	28	740	58
Non-GAAP Gross margin	$11,220	$14,054	$31,170	$36,299

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP Net income/(Loss)	$(1,117)	$4,453	$(7,879)	$8,700
Adjusted for:
Depreciation and amortization	662	601	1,896	1,681
Impairment of goodwill	-	139	-	139
Provision for income tax	(99)	1,043	(3,594)	2,608
Stock-based compensation expense	5,126	129	13,584	2,025
Transaction and transformation-related costs(1)	-	560	3,940	1,635
Restructuring(2)	56	-	888	-
Other (income)/expenses(3)	(455)	89	(419)	172
Adjusted EBITDA	$4,173	$7,014	$8,416	$16,960

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of $0.1 million under this plan in the three months ended September 30, 2020 and $0.9 million in the nine months ended September 30, 2020.

(3)	Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP Net Income/(loss)	$(1,117)	$4,453	$(7,879)	$8,700
Adjusted for:
Stock-based compensation expense	5,126	129	13,584	2,025
Impairment of goodwill	-	139	-	139
Transaction and transformation-related costs(1)	-	560	3,940	1,635
Restructuring costs(2)	56	-	888	-
Other (income)/expenses, net(3)	(455)	89	(419)	172
Tax impact of non-GAAP adjustments(4)	(1,118)	(224)	(5,311)	(925)
Non-GAAP Net Income(5)	$2,492	$5,146	$4,803	$11,746
Non-GAAP Diluted EPS	$0.05	$0.23	$0.11	$0.55
Number of shares used in the Non-GAAP Diluted EPS	49,650,667	22,692,331	43,074,180	21,505,164

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)

In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of $0.1 million under this plan in the three months ended September 30, 2020 and $0.9 million in the nine months ended September 30, 2020.

(3)	Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

(4)	Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

(5)	Non-GAAP Net Income for the period divided by the diluted weighted-average shares outstanding of 49.7 million and 22.7 million for the three months ended September 30, 2020 and 2019, respectively. Non-GAAP Net Income for the period divided by the diluted weighted-average shares outstanding of 43.1 million and 21.5 million for the nine months ended September 30, 2020 and 2019, respectively.